Exhibit 99.1

Energy XXI Reports Fiscal Third-Quarter Results and Provides Operations Update

•	Latest three horizontal wells yield 8,400 BOE/d gross/ 7,000 BOE/d net
•	South Pass 49 program delivers 30 MMcf/d uplift gross/ 14 MMcf/d net
•	Current production climbs to 50,000 BOE/d net
•	Bayou Carlin acquisitions closed, drilling in progress
•	Joint venture signed to explore around salt domes offshore

HOUSTON – May 6, 2013 – Energy XXI (NASDAQ: EXXI) (AIM: EXXI) today announced fiscal third-quarter results and provided an operations update on activities in the Gulf of Mexico.
For the 2013 fiscal third quarter, Energy XXI reported earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) of $186.0 million, compared with $215.3 million in the 2012 fiscal third quarter.  Net income available for common stockholders for the 2013 fiscal third quarter was $37.6 million, or $0.46 per diluted share, on revenues of $303.8 million, compared with fiscal 2012 third-quarter net income available for common stockholders of $82.5 million, or $1.04 per diluted share, on revenue of $336.0 million.
Production for the 2013 fiscal third quarter averaged 43,500 barrels of oil equivalent per day (BOE/d) net, compared with 45,300 BOE/d net in the 2012 fiscal third quarter.  Oil volumes for the 2013 fiscal third quarter averaged 28,600 barrels per day (Bopd) net.  Current production has averaged 50,000 BOE/d net, including approximately 30,000 Bopd, since May 1, 2013.
“We brought four new wells online within the past week that have added significant production,” Energy XXI Chairman and Chief Executive Officer John Schiller said.  “Our West Delta and Main Pass fields continue to drive oil volumes through successful application of horizontal drilling techniques.”

Exploration and Development Activity

At West Delta 73 (100% WI/ 83% NRI), the Bearclaw well was drilled to 11,100 feet measured depth (MD)/ 8,085 feet true vertical depth (TVD), including a 1,000-foot lateral section into the F-35 sand.  Bearclaw was brought online within the past week at 2,600 Bopd and 3.2 million cubic feet per day (MMcf/d) of natural gas, gross, with flowing tubing pressure of 1,150 psi.  The next horizontal well at West Delta, Glacier, was recently spud and is drilling below 5,550 feet MD/ 5,400 feet TVD, targeting the F-35 sand with a proposed depth of 10,200 feet MD/ 8,000 feet TVD, including an 800-foot lateral section.  The initial three horizontal wells in West Delta, Big Sky 2, Weimer and Hyden, are delivering a combined 2,400 Bopd, gross.

In the Main Pass 61 field (100% WI/ 78% NRI), the Camacho horizontal well was drilled to 12,620 feet MD/ 6,981 feet TVD into the J-6 sand.  The well was completed and brought online within the past week at 723 Bopd and 8.4 MMcf/d, gross, with flowing tubing pressure of 900 psi.  The Quintero well was recently spud and is currently drilling below 6,600 feet MD/ 4,500 feet TVD with a proposed depth of 11,500 feet MD/ 6,560 feet TVD, also targeting the J-6 sand.
At Grand Isle 16/18 (100% WI/ 86% NRI), the Gelato horizontal well was drilled to 14,278 feet MD/ 10,017 feet TVD with a 440-foot lateral into the C-6 sand, and recently brought on production at a gross rate of 500 Bopd and 18 MMcf/d with a flowing tubing pressure of 1,850 psi.  The next well at Grand Isle, Vanguard, has been drilled to 9,800 feet MD/ 8,200 feet TVD, logging pay in four separate reservoirs including the targeted C-1 sand.  A horizontal completion is planned for the C-1 sand, which has produced 46 million barrels of oil and 39 billion cubic feet of gas in this fault block.
At the South Pass 49 field (57% WI/ 47% NRI), three successful workovers have been completed to the D-65 reservoir.  Gross production from the three wells now totals 30 MMcf/d with 200 Bopd.  The original A-7 well recompletion continues to produce at 20 MMcf/d gross, six months after being placed on production.  The second recompletion, in the A-19 well, has gross production of 5 MMcf/d and 125 Bopd.  The newest recompletion, in the A-17 well, was placed on production at 5 MMcf/d and 60 Bopd gross, with a flowing tubing pressure of 1,200 psi.  The last two recompletions, the A-17 and A-19, are still unloading completion fluid and are expected to increase in rate.
The Pendragon well, located on Vermilion Block 178, encountered mechanical issues and will be plugged and abandoned.  A permit will be sought to re-drill Pendragon from a new surface location.  Energy XXI expects to begin drilling Merlin, the largest prospect in the Vermilion inventory, in June.  Merlin will target multiple sands and will be drilled to approximately 15,700 feet TVD.  Energy XXI is the operator, with a 50 percent working interest and 40.6 percent net revenue interest.
Onshore Louisiana at the Bayou Carlin field in St. Mary’s Parish, the Duplantis well (94%WI/ 69% NRI) has been drilled to a casing point at 16,750 feet MD/ 16,600 feet TVD toward a proposed total depth of 19,900 feet TVD, targeting sands producing nearby from the Peterson and Landers wells, as well as the MA-12, MA-13 and MA-14 sands.  Farther east, in St. Martin Parish, the Pintail exploration well (48.4% WI/ 25.4% NRI) targeting a structure analogous to the Bayou Carlin field is currently drilling below 13,500 feet MD/ 13,300 feet TVD. The Pintail well will be drilled to a proposed depth of 18,700 feet MD/ 16,775 feet TVD.
Within the ultra-deep exploration program with McMoRan, the Lomond North prospect in the Highlander area, located primarily in St. Martin Parish, Louisiana, is drilling below 18,250 feet toward a proposed total depth of 30,000 feet.  The well is targeting Eocene, Paleocene and Cretaceous objectives below the salt weld.  Lomond North is approximately 65 miles north of the partnership’s Davy Jones discovery.  Energy XXI holds an 18 percent working interest and a 13.1 percent net revenue interest in Lomond North, where its total net investment approximated $15.0 million at March 31, 2013.
The Lineham Creek exploration prospect, located onshore in Cameron Parish, Louisiana, approximately 55 miles northwest of Davy Jones, is drilling below 29,400 feet, toward a target depth of 30,500 feet, targeting Eocene and Paleocene objectives below the salt weld.  Chevron U.S.A. Inc., as operator of the well, holds a 50 percent working interest.  Energy XXI holds a 9 percent working interest and a 6.75 percent net revenue interest in the well.  Total net investment in Lineham Creek was approximately $16.0 million at March 31, 2013.

Capital Expenditures

During the 2013 fiscal third quarter, capital expenditures, including plug-and-abandonment and excluding acquisition costs, totaled $191 million, with $61 million in exploration and $130 million in development and other costs.  Capital expenditures for the full fiscal year ending June 30, 2013, excluding acquisitions, are expected to total between $780 million and $810 million.

Acquired Reserves

Energy XXI added approximately 15 million barrels of oil equivalent (MMBOE) of proved reserves as a result of the Vermilion and Bayou Carlin acquisitions, made in late 2012 and early 2013, respectively.  Probable reserves associated with the acquisitions totaled an additional 18 MMBOE, while possible reserves totaled 42 MMBOE.  Expenditures for the acquisitions totaled $154 million.

Sub-salt Exploration Joint Venture
Energy XXI in March entered into an agreement with Apache Corp. to explore for oil and gas pay sands associated with salt dome structures on the central Gulf of Mexico shelf.  The area of mutual interest (AMI) includes several salt domes within a 135-block area.  In addition, Energy XXI acquired a 25 percent working interest in 19 non-producing primary-term leases with Apache.  A new wide azimuth seismic program is underway to define the potential within the AMI, covering approximately 633,000 acres.  Soon after completing the joint venture agreement, Apache and Energy XXI jointly bid and were the apparent high bidders on seven blocks in the Main Pass area during the recent central Gulf of Mexico lease sale #227 held by the U.S. Department of the Interior’s Bureau of Ocean Energy Management.  Separately, Energy XXI was the apparent high bidder on two additional blocks in the area.

Conference Call Today, May 6, at 9 a.m. CDT, 3 p.m. London Time

Energy XXI will host its fiscal third-quarter conference call today, May 6, at 9 a.m. CDT (3 p.m. London time). The dial-in numbers are 1 (631) 813-4724 (U.S.) and (0) 80 0032 3836 (U.K.), and the confirmation code is 36410686.  For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.EnergyXXI.com.

Forward-Looking Statements

All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure
The technical information contained in this announcement relating to operations adheres to the standard set by the Society of Petroleum Engineers. Tom O’Donnell, Vice President of Exploitation, a Petroleum Engineer, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company
Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore.  Cantor Fitzgerald Europe is Energy XXI’s listing broker in the United Kingdom.  To learn more, visit the Energy XXI website at www.EnergyXXI.com.

ENERGY XXI (BERMUDA) LIMITED
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share information)
(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income to the following non-GAAP financial measure: EBITDA.  The company uses this non-GAAP measure as a key metric for the management of the company and to demonstrate the company’s ability to internally fund capital expenditures and service debt.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2013	2012	2013	2012

Net Income as Reported	$40,436	$91,252	$100,028	$254,672

Interest expense-net	27,159	26,790	79,914	82,317
Depreciation, depletion and amortization	88,727	88,448	279,378	260,819
Income tax expense	29,688	8,763	65,418	29,885

EBITDA	$186,010	$215,253	$524,738	$627,693

EBITDA Per Share
Basic	$2.34	$2.78	$6.62	$8.17
Diluted	$2.13	$2.46	$6.00	$7.20

Weighted Average Number of Common Shares Outstanding
Basic	79,365	77,454	79,280	76,803
Diluted	87,516	87,353	87,471	87,185

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)
	March 31,	June 30,
	2013	2012
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$30,229	$117,087
Accounts receivable
Oil and natural gas sales	138,522	126,107
Joint interest billings	9,260	3,840
Insurance and other	4,773	5,420
Prepaid expenses and other current assets	22,794	63,029
Derivative financial instruments	23,900	32,497
Total Current Assets	229,478	347,980
Property and Equipment
Oil and natural gas properties - full cost method of accounting, including $539.4 million and $418.8 million of unevaluated properties not being amortized at March 31, 2013 and June 30, 2012, respectively	3,148,239	2,698,213
Other property and equipment	16,114	9,533
Total Property and Equipment, net of accumulated depreciation, depletion, amortization and impairment	3,164,353	2,707,746
Other Assets
Derivative financial instruments	17,134	45,496
Debt issuance costs, net of accumulated amortization	29,599	27,608
Equity method investments	13,408	2,117
Total Other Assets	60,141	75,221
Total Assets	$3,453,972	$3,130,947
LIABILITIES
Current Liabilities
Accounts payable	$172,017	$156,959
Accrued liabilities	121,564	118,818
Notes payable	1,080	22,211
Asset retirement obligations	30,130	34,457
Derivative financial instruments	112	—
Current maturities of long-term debt	23,428	4,284
Total Current Liabilities	348,331	336,729
Long-term debt, less current maturities	1,227,144	1,014,060
Deferred income taxes	139,268	104,280
Asset retirement obligations	283,317	266,958
Derivative financial instruments	561	—
Other liabilities	9,220	3,080
Total Liabilities	2,007,841	1,725,107
Stockholders’ Equity
Preferred stock, $0.001 par value, 7,500,000 shares authorized at March 31, 2013 and June 30, 2012, respectively
7.25% Convertible perpetual preferred stock, 8,000 shares issued and outstanding at March 31, 2013 and June 30, 2012, respectively	—	—
5.625% Convertible perpetual preferred stock, 813,188 and 814,117 shares issued and outstanding at March 31, 2013 and June 30, 2012, respectively	1	1
Common stock, $0.005 par value, 200,000,000 shares authorized and 79,373,500 and 79,147,340 shares issued and 79,372,837 and 78,837,697 shares outstanding at March 31, 2013 and June 30, 2012, respectively	397	396
Additional paid-in capital	1,510,811	1,501,785
Accumulated deficit	(79,199)	(153,945)
Accumulated other comprehensive income, net of income tax expense	14,121	57,603
Total Stockholders’ Equity	1,446,131	1,405,840
Total Liabilities and Stockholders’ Equity	$3,453,972	$3,130,947

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012

Revenues
Oil sales	$274,364	$312,714	$807,518	$868,978
Natural gas sales	29,410	23,282	87,002	92,479
Total Revenues	303,774	335,996	894,520	961,457

Costs and Expenses
Lease operating	86,305	78,447	254,708	223,614
Production taxes	1,352	1,499	3,765	4,847
Gathering and transportation	4,411	2,465	18,500	12,013
Depreciation, depletion and amortization	88,727	88,448	279,378	260,819
Accretion of asset retirement obligations	7,649	9,762	23,057	29,253
General and administrative expense	16,092	25,075	59,299	66,543
(Gain) loss on derivative financial instruments	(632)	3,495	5,755	(2,506)
Total Costs and Expenses	203,904	209,191	644,462	594,583

Operating Income	99,870	126,805	250,058	366,874

Other Income (Expense)
Loss from equity method investees	(2,587)	—	(4,698)	—
Other income - net	523	97	1,425	121
Interest expense	(27,682)	(26,887)	(81,339)	(82,438)
Total Other Expense	(29,746)	(26,790)	(84,612)	(82,317)

Income Before Income Taxes	70,124	100,015	165,446	284,557

Income Tax Expense	29,688	8,763	65,418	29,885
Net Income	40,436	91,252	100,028	254,672
Induced Conversion of Preferred Stock	—	6,058	—	6,058
Preferred Stock Dividends	2,873	2,739	8,623	10,151
Net Income Available for Common Stockholders	$37,563	$82,455	$91,405	$238,463

Earnings Per Share
Basic	$0.47	$1.06	$1.15	$3.10
Diluted	$0.46	$1.04	$1.14	$2.92

Weighted Average Number of Common Shares Outstanding
Basic	79,365	77,454	79,280	76,803
Diluted	87,516	87,353	87,471	87,185

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012

Cash Flows From Operating Activities
Net income	$40,436	$91,252	$100,028	$254,672
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation, depletion and amortization	88,727	88,448	279,378	260,819
Deferred income tax expense	25,625	8,764	58,439	30,036
Change in derivative financial instruments
Proceeds from derivative instruments	574	993	735	66,522
Other – net	(5,318)	(10,866)	(19,336)	(36,557)
Accretion of asset retirement obligations	7,649	9,762	23,057	29,253
Loss from equity method investees	2,587	—	4,698	—
Amortization and write-off of debt issuance costs	1,910	1,886	5,708	5,591
Stock-based compensation	483	478	2,139	10,592
Changes in operating assets and liabilities
Accounts receivable	(1,858)	(9,565)	(9,254)	(27,146)
Prepaid expenses and other current assets	19,541	9,945	40,263	4,879
Settlement of asset retirement obligations	(4,761)	(4,569)	(29,570)	(6,563)
Accounts payable and accrued liabilities	34,314	11,670	(4,740)	(25,916)
Net Cash Provided by Operating Activities	209,909	198,198	451,545	566,182

Cash Flows from Investing Activities
Acquisitions	(112,566)	(35)	(153,722)	(6,212)
Capital expenditures	(184,504)	(155,744)	(563,554)	(394,188)
Insurance payments received	—	—	—	6,472
Net contributions to equity investees	(503)	—	(16,027)	—
Proceeds from the sale of properties	—	203	—	2,970
Other	(409)	1,252	(54)	444
Net Cash Used in Investing Activities	(297,982)	(154,324)	(733,357)	(390,514)

Cash Flows from Financing Activities
Proceeds from the issuance of common and preferred stock, net of offering costs	499	191	5,259	9,647
Conversion of preferred stock to common	—	(6,029)	—	(6,029)
Dividends to shareholders – common	(5,556)	—	(16,659)	—
Dividends to shareholders – preferred	(2,873)	(2,877)	(8,623)	(10,289)
Proceeds from long-term debt	532,990	185,437	1,142,439	707,761
Payments on long-term debt	(447,653)	(214,468)	(928,914)	(818,787)
Other	—	—	1,452	(854)
Net Cash Provided by (Used in) Financing Activities	77,407	(37,746)	194,954	(118,551)

Net Increase (Decrease) in Cash and Cash Equivalents	(10,666)	6,128	(86,858)	57,117
Cash and Cash Equivalents, beginning of period	40,895	79,396	117,087	28,407
Cash and Cash Equivalents, end of period	$30,229	$85,524	$30,229	$85,524

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED OPERATIONAL INFORMATION (In thousands) (Unaudited)

	Quarter Ended
	Mar. 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012
Operating Highlights
Operating revenues
Crude oil sales	$273,280	$280,953	$242,830	$314,639	$315,723
Natural gas sales	27,070	29,657	17,396	19,657	19,154
Hedge gain	3,424	9,909	10,001	7,650	1,119
Total revenues	303,774	320,519	270,227	341,946	335,996
Percent of operating revenues from crude oil
Prior to hedge gain	91%	90%	93%	94%	94%
Including hedge gain	90%	89%	92%	92%	93%
Operating expenses
Lease operating expense
Insurance expense	7,473	8,810	8,992	6,825	7,138
Workover and maintenance	19,166	20,217	10,113	21,070	15,885
Direct lease operating expense	59,666	56,895	63,376	59,306	55,424
Total lease operating expense	86,305	85,922	82,481	87,201	78,447
Production taxes	1,352	1,166	1,247	2,414	1,499
Gathering and transportation	4,411	6,098	7,991	4,358	2,465
DD&A	88,727	105,856	84,795	106,644	88,448
General and administrative	16,092	19,319	23,888	19,733	25,075
Other – net	7,017	8,621	13,174	5,186	13,257
Total operating expenses	203,904	226,982	213,576	225,536	209,191
Operating income	$99,870	$93,537	$56,651	$116,410	$126,805
Sales volumes per day
Natural gas (MMcf)	89.4	90.9	67.1	92.5	83.7
Crude oil (MBbls)	28.6	29.4	26.1	32.2	31.4
Total (MBOE)	43.5	44.6	37.3	47.6	45.3
Percent of sales volumes from crude oil	66%	66%	70%	68%	69%
Average sales price
Natural gas per Mcf	$3.37	$3.55	$2.82	$2.34	$2.52
Hedge gain per Mcf	0.29	0.60	0.89	0.55	0.54
Total natural gas per Mcf	$3.66	$4.15	$3.71	$2.89	$3.06
Crude oil per Bbl	$106.11	$103.79	$101.03	$107.34	$110.54
Hedge gain (loss) per Bbl	0.42	1.80	1.87	1.03	(1.05)
Total crude oil per Bbl	$106.53	$105.59	$102.90	$108.37	$109.49
Total hedge gain per BOE	$0.87	$2.42	$2.91	$1.77	$0.27
Operating revenues per BOE	$77.58	$78.15	$78.72	$78.90	$81.43
Operating expenses per BOE
Lease operating expense
Insurance expense	1.91	2.15	2.62	1.57	1.73
Workover and maintenance	4.89	4.93	2.95	4.86	3.85
Direct lease operating expense	15.24	13.87	18.46	13.68	13.43
Total lease operating expense	22.04	20.95	24.03	20.11	19.01
Production taxes	0.35	0.28	0.36	0.56	0.36
Gathering and transportation	1.13	1.49	2.33	1.01	0.60
DD&A	22.66	25.81	24.70	24.61	21.44
General and administrative	4.11	4.71	6.96	4.55	6.08
Other – net	1.79	2.10	3.84	1.20	3.22
Total operating expenses	52.08	55.34	62.22	52.04	50.71
Operating income per BOE	$25.50	$22.81	$16.50	$26.86	$30.72

GLOSSARY

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

Bopd – barrles of oil per day

MMcf/d – million cubic feet of gas per day.

MD – total measured depth of a well.

Net Pay – cumulative hydrocarbon-bearing formations.

NRI, Net Revenue Interest – the percentage of production revenue allocated to the working interest after first deducting proceeds allocated to royalty and overriding interest.

TD – target total depth of a well.

TVD –true vertical depth of a well.

WI, Working Interest – the interest held in lands by virtue of a lease, operating agreement, fee title or otherwise, under which the owner of the interest is vested with the right to explore for, develop, produce and own oil, gas or other minerals and bears the proportional cost of such operations.

Workover / Recompletion – operations on a producing well to restore or increase production. A workover or recompletion may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.

Enquiries of the Company

Energy XXI
Stewart Lawrence
Vice President, Investor Relations and Communications
713-351-3006
slawrence@energyxxi.com

Greg Smith
Director, Investor Relations
713-351-3149
gsmith@energyxxi.com

Cantor Fitzgerald Europe
Nominated Adviser: David Porter, Rick Thompson
Corporate Broking: Richard Redmayne
Tel: +44 (0) 20 7894 7000

Pelham Bell Pottinger
James Henderson
jhenderson@pelhambellpottinger.co.uk
Mark Antelme
mantelme@pelhambellpottinger.co.uk
+44 (0) 20 7861 3232